SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant |X|

     Filed by a party other than the registrant |_|

     Check the appropriate box:
      |_|   Preliminary Proxy Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Under Section 240.14a-12

                     TRANSPORT CORPORATION OF AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.
            (1)   Title of each class of securities to which transaction
                  applies:
            (2)   Aggregate number of securities to which transactions applies:
            (3)   Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            (4)   Proposed maximum aggregate value of transaction:
            (5)   Total fee paid:
      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:

                            [TRANSPORT AMERICA LOGO]


                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2000

                                  ------------

         Notice is hereby given that the Annual Meeting of Shareholders of Transport Corporation of America, Inc. will be held at the Decathlon Hotel and Athletic Club, 1700 East 79th Street, Bloomington, Minnesota on Wednesday, May 17, 2000 at 12:00 noon for the following purposes:

         1.       To elect five Directors.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 30, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Rosalyn A. Hennen

                                       Rosalyn A. Hennen
                                       Secretary

Eagan, Minnesota
April 10, 2000


TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                     TRANSPORT CORPORATION OF AMERICA, INC.
                             1769 YANKEE DOODLE ROAD
                                 EAGAN, MN 55121

                                  ------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2000

                                  ------------

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Transport Corporation of America, Inc. of proxies for the Annual Meeting of Shareholders of Transport America to be held at the Decathlon Hotel and Athletic Club, 1700 East 79th Street, Bloomington, Minnesota on Wednesday, May 17, 2000 at 12:00 noon, Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 10, 2000.

         Transport America's Annual Report for the fiscal year ended December 31, 1999, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

         The total number of shares outstanding and entitled to vote at the meeting as of March 30, 2000 consists of 8,318,546 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on March 30, 2000 will be entitled to vote at the Annual Meeting.

         Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

         The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or "withhold authority" as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote and, therefore, will have no effect on the outcome of the vote.

         Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Transport America or by attending the Annual Meeting and voting in person.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors of Transport America is currently composed of five members, all of whom are nominees for election at the Annual Meeting. It is the recommendation of Transport America's Board of Directors that the five nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Shareholders and until their successors shall be duly elected as directors.

         Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. Transport America believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

         The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to Transport America by the nominees.

                                                                        Director
Name and Age                    Principal Occupation                     Since
------------                    --------------------                     -----

Robert J. Meyers (46)           Chief Executive Officer of Transport      1997
                                America since December 1999; President
                                and Chief Operating Officer of
                                Transport America since May 1997;
                                Chief Financial Officer of Transport
                                America from January 1993 to July 1998
                                and from December 1998 to July 1999;
                                and Chief Information Officer of
                                Transport America since January 1992.
                                Prior to joining Transport America,
                                Mr. Meyers was founder and President
                                of MicroMation, Inc., a
                                Minneapolis/St. Paul - based software
                                development company from February 1982
                                to January 1992. During this same
                                period, he founded and served as a
                                certified public accountant with
                                Meyers and Meyers, Ltd.

Anton J. Christianson (47)      Managing General Partner of Cherry        1987
                                Tree Investments, Inc. (a venture
                                capital investment company) since
                                October 1980; Director of Fourth Shift
                                Corporation, Peoples Educational
                                Holdings, Inc. and Fair Isaac &
                                Company, Inc.

Kenneth J. Roering (57)         Pillsbury Company - Paul S. Gerot         1992
                                Chair in Marketing and Professor of
                                Marketing in the Carlson School of
                                Management at the University of
                                Minnesota since September 1981;
                                Director of TSI, Inc., Sheldahl, Inc.,
                                Arctic Cat Inc. and IPI, Inc.

Michael J. Paxton (53)          President of Sunbeam Health and Safety    1995
                                Company (manufacturer of home safety
                                and health products, a subsidiary of
                                Sunbeam Corporation) since September
                                1998; Chairman, President and Chief
                                Executive Officer of O-Cedar Brands,
                                Inc. (a household cleaning products
                                company) from January 1996 to June
                                1998; President and Chief Executive
                                Officer of Haagen-Dazs Company, Inc.
                                (a subsidiary of Grand Metropolitan
                                PLC) from 1992 through 1995; President
                                of the Baked Goods Division of
                                Pillsbury Company (a subsidiary of
                                Grand Metropolitan PLC) from 1989 to
                                1992; Director of Epitope, Inc. (a
                                medical diagnostics company in
                                Beaverton, Oregon).

William D. Slattery (57)        Interim Chairman of Transport America     1998
                                since December 1999; President of
                                Shamrock Business Group, Inc., a
                                Minneapolis, MN, based consulting and
                                investment company since October 1998;
                                Chairman of the Cargo Division of
                                Northwest Airlines Corporation from
                                1994 to April 1998. Prior to 1994, Mr.
                                Slattery held positions at Northwest
                                Airlines Corporation as Executive Vice
                                President, International, from 1992 to
                                1994 and as Executive Vice President,
                                Operations, from 1988 to 1992. Since
                                1997, Mr. Slattery has also served as
                                Chairman of the Board of Precision
                                Pours, Inc.

         VOTE REQUIRED. The affirmative vote of a majority of the shares of Transport America's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                            ELECTION OF EACH NOMINEE.

         MEETINGS. During fiscal 1999, the Board of Directors met eight times and acted once through a written action. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

         BOARD COMMITTEES. The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, which met twice during the last fiscal year, is currently composed of Messrs. Christianson (Chairman), Slattery and Roering. The Audit Committee meets with Transport America's independent auditors and representatives of management to review the internal and external financial reporting of Transport America, reviews the scope of the internal auditors' examination, considers comments by the auditors regarding internal controls and accounting procedures and management's response to these comments and approves any material non-audit services to be provided by Transport America's independent auditors.

         The Compensation Committee, which met three times during the last fiscal year, is currently composed of Messrs. Roering (Chairman), Paxton and Slattery. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options and benefits of officers and employees. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Roering and Paxton, for the purpose of granting awards under Transport America's 1986 Employee Stock Option Plan and its 1995 Stock Plan. The Stock Grant Subcommittee acted three times during the last fiscal year.

         Transport America does not have a nominating committee.

         DIRECTOR COMPENSATION. Each non-employee member of the Board of Directors receives $1,500 per month, plus $1,000 per meeting, as compensation for his service. Non-employee directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Mr. Christianson has declined to receive compensation for serving as a director. In addition, pursuant to Transport America's 1995 Stock Plan, each non-employee director of Transport America automatically receives annually on the date of election or reelection as a director an option to purchase 4,000 shares of Transport America's Common Stock at an option price equal to the fair market value of Transport America's Common Stock on the date that the option is granted. All such options vest immediately and are exercisable at any time during the five-year term or within 30 days of the date when the director terminates his service as a director, whichever period is shorter. The Board may, in appropriate circumstances, waive or modify the requirement that a director exercise an option within 30 days of the date when the director's services as a director terminate. The 1995 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board. Mr. Slattery was appointed in December 1999 as interim Chairman of the Board and, in recognition of the additional services as interim Chairman, in March 2000 was awarded an option to purchase 20,000 shares of Transport America's Common Stock on the same terms as the director options described above and began receiving $8,000 per month on a temporary basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

         The following table shows, for fiscal years 1999, 1998 and 1997, the cash compensation paid by Transport America, as well as certain other compensation paid or accrued for those years, to Robert J. Meyers, Transport America's Chief Executive Officer since December 1999, to James B. Aronson, Transport America's Chairman and Chief Executive Officer until his death in December 1999, and to the other executive officers of Transport America whose total cash compensation exceeded $100,000 during 1999 (together with Messrs. Meyers and Aronson, the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                     ANNUAL COMPENSATION        COMPENSATION
                                                   -----------------------      ------------
                                                                                    STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)      BONUS($)(1)     OPTIONS(#)    COMPENSATION($)(2)
---------------------------               ----     ---------      --------        ----------    ---------------
Robert J. Meyers......................    1999       254,167         50,000              -0-             1,600
  Chief Executive Officer,                1998       250,000         32,500           20,000             1,600
  President, Chief Operating              1997       200,000         10,000              -0-             1,600
  Officer and Chief Information
  Officer

James B. Aronson......................    1999       346,154            -0-              -0-             1,600
  Former Chairman and                     1998       300,000         39,000           20,000             1,600
  Chief Executive Officer                 1997       260,000         13,000              -0-         1,480,474

Keith R. Klein (3)....................    1999        75,766         20,000           20,000               -0-
  Chief Financial Officer

Larry E. Johnson (4)..................    1999       109,808            -0-            2,000             1,600
  Vice President of
  Marketing Services

--------------------
(1) Represents a bonus earned for the year in which the amount is set forth in the table, but paid the following year.
(2) Represents Company contributions to Transport America's 401(k) Retirement Plan. For fiscal 1997, includes $1,478,874 deemed compensation to Mr. Aronson resulting from an exercise of warrants.
(3)      Mr. Klein joined Transport America in July 1999.
(4)      Mr. Johnson was elected an officer in March 1999.


STOCK OPTIONS

         The following table contains information concerning individual grants of stock options to each of the Named Executives during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                                -----------------
                                    PERCENT OF TOTAL                MARKET                 POTENTIAL REALIZABLE VALUE
                         OPTIONS   OPTIONS GRANTED TO               PRICE                  AT ASSUMED ANNUAL RATES OF
                         GRANTED      EMPLOYEES IN      EXERCISE   ON GRANT   EXPIRATION    STOCK PRICE APPRECIATION
     NAME                (#)(1)       FISCAL YEAR       PRICE($)    DATE($)      DATE          FOR OPTION TERM($)
     ----                -------      -----------       --------    -------      ----      --------------------------
                                                                                                5%            10%
                                                                                                --            ---
Robert J. Meyers......      -0-            --                --          --          --           --             --

James B. Aronson......      -0-            --                --          --          --           --             --

Keith R. Klein(1).....   20,000            57%           14.063      14.063     7/12/04       77,704        171,706

Larry E. Johnson(2)...    2,000           5.7%           11.375      11.375      3/1/04        6,285         13,889

--------------------
(1) Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on July 12, 2000, 2001 and 2002.
(2) Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on March 1, 2000, 2001 and 2002.

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999:

                           AGGREGATED OPTION EXERCISES
                       AND DECEMBER 31, 1999 OPTION VALUES

                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                         UNDERLYING UNEXERCISED        THE-MONEY OPTIONS
                             SHARES                      OPTIONS AT 12/31/99(#)        AT 12/31/99($)(1)
                            ACQUIRED         VALUE     --------------------------  --------------------------
       NAME              ON EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
       ----              --------------   -----------  -----------  -------------  -----------  -------------
Robert J. Meyers.......      30,000         139,500      15,957         13,333         20,886       26,666
James B. Aronson.......      18,750          87,188      19,054         13,333         23,405       26,666
Keith R. Klein.........         -0-             -0-         -0-         20,000            -0-          N/A
Larry E. Johnson.......       3,570          18,610         -0-          2,000            -0-        2,126

--------------------
(1) Based on a market price of $12.438 per share of Common Stock on December 31, 1999.

CERTAIN TRANSACTIONS

         During fiscal 1999, Transport America paid MicroMation, Inc. $469,357 for information technology services. Robert J. Meyers, Transport America's President and CEO, is the founder, former executive officer and a current shareholder of MicroMation, Inc.

CHANGE IN CONTROL/SEVERANCE AGREEMENTS

         In 1999, Transport America signed Change in Control/Severance Agreements with its executive officers and certain other key employees. These agreements entitle the executive officer or employee to receive payments and benefits from Transport America if the individual is terminated for certain reasons within 24 months of a change of control in Transport America. These reasons include termination by Transport America without cause or termination by the individual for good reason, such as reduction in base pay or benefits or assignment of duties inconsistent with the individual's status or position prior to the change of control. If the payment obligations are triggered, Mr. Meyers would be entitled to receive as severance payment two times his annual compensation and the other executive officers and one other employee would be entitled to receive as severance payment six times their monthly compensation. In addition, they would be entitled to receive continuation of their benefits for the duration of their severance payments, up to $10,000 for individual outplacement counseling, and legal fees for resulting in contesting any termination or enforcing the Change in Control/Severance Agreement. The remainder of the employees would be entitled to receive as severance payment three times their monthly compensation and continuation of their benefits for three months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of Transport America's executives are made by the Compensation Committee of the Board consisting of Messrs. Roering (Chairman), Paxton and Slattery. All decisions by the Compensation Committee relating to the compensation of Transport America's executive officers were during 1999 and will in 2000 be reviewed by the full Board. Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing Transport America's compensation policies for 1999 as they affected Mr. Meyers, Transport America's Chief Executive Officer, Mr. Aronson, the Company's Chief Executive Officer until his death in December 1999, and Larry E. Johnson, the executive officer other than the Chief Executive Officer who, for 1999, was Transport America's only executive officer whose compensation exceeded $100,000 (together, the "Named Executives"). While not one of the Named Executives for 1999, the salary and other compensation arrangements for Mr. Keith R. Klein, who joined Transport America as its Chief Financial Officer in July 1999, are included in the Summary Compensation Table above and were the result of arms length negotiations.

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

         COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to reflect the following objectives: payment for actual performance; attraction and retention of executives who contribute to the success of Transport America; payments commensurate with the best companies in the truckload industry; and alignment of the interests of management with those of stockholders.

         BASE SALARY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executives. In determining the base salary levels, the Compensation Committee considers levels of responsibility, experience, equity, external pay practices and industry trends. With respect to external pay practices, the Compensation Committee reviews the base salaries paid by Transport America to a survey of national, public transportation companies. Transport America attempts to maintain base salary levels which it believes allows Transport America to attract and retain the quality of executive talent needed.

         ANNUAL BONUS. The Compensation Committee established the 1999 Executive Compensation Plan, an annual bonus plan for Transport America's management, including the Named Executives, for 1999. Under this plan, the Named Executives were eligible to receive an annual bonus based on improvement of Transport America's actual operating ratio over pre-established minimum and target operating ratios. The amount of bonuses were scheduled to increase as the operating ratios improved up to a maximum of approximately 50% of base salary. For fiscal 1999, no bonuses were paid under the Plan. However, for 1999, Messrs. Meyers and Klein received discretionary bonuses of $50,000 and $20,000, respectively, authorized by the Compensation Committee and the Board in January 2000.

         LONG-TERM INCENTIVES. To align the interests of management with those of shareholders the Compensation Committee has, using information obtained from a national accounting and consulting firm, instituted a long-term incentive program which consists of options to be granted to Named Executives upon achieving or exceeding a target operating ratio. Once the target operating ratio is met or exceeded, the Board grants a fixed number of options under a formula based on current stock valuation and base pay. To foster a longer-term perspective, stock options typically vest over a three year period. In 1999, the pre-established operating ratio was not met and no options were granted. However, each of the executive officers, including Mr. Johnson, received an option to purchase 2,000 shares upon their election as an executive officer in March 1999. Mr. Klein received an option to purchase 20,000 shares when he joined Transport America as Chief Financial Officer in July 1999.

         OTHER COMPENSATION PROGRAMS. Transport America maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. Transport America's retirement plan consists of a 401(k) employee saving plan which allows employees to make pre-tax contributions, and in which Transport America may, at its discretion, match a portion of the employee contributions. During 1999, Transport America contributed amounts equal to one-fourth of the employee deferrals, up to 1% of each participant's compensation. Other non-cash compensation benefits are provided to the Named Executives. None of these benefits are directly or indirectly tied to Transport America's performance. In 1996, Transport America instituted an Employee Stock Purchase Plan which allows all Company employees who meet certain eligibility requirements to purchase Company stock at a discount from market. The Named Executives (except Mr. Aronson) were during 1999 and are in 2000 eligible to participate in the Plan.

         MR. MEYERS' 1999 COMPENSATION. Mr. Meyers' annual base salary for 1999, determined on the same basis as the other Named Executives, was $250,000. In January 2000, the Board of Directors, upon recommendation of the Compensation Committee, increased his annual base salary to $300,000 (the same level paid Mr. Aronson and set at the low end of the competitive scale of chief executive officer compensation for comparable companies) effective December 1, 1999 to reflect his election as Chief Executive Officer. Mr. Meyers also was awarded the discretionary bonus described above.

         MR. ARONSON'S 1999 COMPENSATION. Mr. Aronson's base salary for 1999, which was determined on the same basis as the other Named Executives, was $300,000 and was set at the low end of the competitive scale of chief executive officer compensation for comparable companies.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                    OF TRANSPORT AMERICA'S BOARD OF DIRECTORS

Kenneth J. Roering               Michael J. Paxton           William D. Slattery

PERFORMANCE GRAPH

         In accordance with the rules of the SEC, the following performance graph compares performance of Transport America's Common Stock on the Nasdaq National Market to the S&P 500 Index and to the ABS Truckload Index prepared by Deutsche Banc Alex. Brown Incorporated. The graph compares the cumulative total return from December 31, 1994 to December 31, 1999 on $100 invested on December 31, 1994, assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

[PLOT POINTS GRAPH]
                                                              ABS*
         Date:            TCAM:         S&P 500:        Truckload Index:
         -----            -----         --------        ----------------

         12/30/94            100            100                100
         06/30/95         114.47         118.61              88.40
         12/29/95         121.05         134.11              87.45
         06/28/96         132.89         146.02             109.25
         12/27/96         106.58         164.78             106.76
         06/27/97         142.11         193.20             125.88
         12/26/97         168.42         203.90             131.21
         06/26/98         178.95         246.74             154.39
         12/31/98         126.32         267.65             153.76
         06/25/99         125.66         286.39             136.54
         12/31/99         130.92         319.91             124.24

--------------------
*The ABS Truckload Index includes CVTI, HTLD, JBHT, KNGT, LAND, LSTR, MSCA, SWFT, XPRSA and WERN.



         The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the 1933 Act or the 1934 Act, except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                             BENEFICIAL OWNERSHIP OF
                                  COMMON STOCK

         The following table presents information provided to Transport America as to the beneficial ownership of Transport America's Common Stock as of March 26, 2000 by (i) the only shareholders known to Transport America to hold 5% or more of such stock, (ii) each of the directors and Named Executives of Transport America and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

                                                                  Percent of
                                            Common Stock      Outstanding Shares
Beneficial Owners                        Beneficially Owned     of Common Stock
------------------                       ------------------     ---------------

Estate of James B. Aronson(1)(2)........      566,480                6.8%
  1769 Yankee Doodle Road
  Eagan, MN  55121

Anton J. Christianson(3)................      546,487                6.6%
  Centennial Lakes Office Park
  7601 France Avenue South
  Edina, MN  55435

Wellington Management Company,
  LLP (4)...............................      637,100                7.7%
  75 State Street
  Boston, MA 02109

Central Securities Corporation..........      533,757                6.4%
  375 Park Avenue
  New York, NY 10152

William I. Hagen(4).....................      530,781                6.4%
  112 - 2nd Street S.W.
  P. O. Box 357
  Roseau, MN 56751

T. Rowe Price Associates, Inc. (5)......      660,000                7.9%
  100 East Pratt Street
  Baltimore, MD 21202

Michael J. Paxton(1)....................       15,200                  *

Kenneth J. Roering(1)...................       97,900                1.2%

Robert J. Meyers(1)(6)..................      164,038                2.0%

William D. Slattery(1)..................       28,000                  *

Keith R. Klein..........................        1,000                  *

Larry E. Johnson........................       27,486                  *

All officers and directors as a group
  (12 persons)(1)(2)(3).................      888,021               10.6%

--------------------
*        Less than 1%

(1) Includes the following shares which may be purchased within 60 days from the date hereof pursuant to the exercise of outstanding options:
         Estate of Mr. Aronson, 19,054; Mr. Meyers, 15,957; Mr. Paxton, 14,000; Dr. Roering, 14,000 shares; Mr. Slattery, 28,000 shares; Mr. Johnson, 666 shares; and all officers and directors as a group, 76,953.
(2) Shares owned or purchasable pursuant to stock options by the Estate of James B. Aronson are not included in the "officers and directors as a group" calculation.
(3) 535,548 shares indicated as being owned by Mr. Christianson are owned by Cherry Tree Ventures III, a limited partnership, of which Mr. Christianson is a managing general partner. As such, he is deemed to beneficially own such shares.
(4) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. Includes 45,000 shares owned by spouse, as to which Mr. Hagen disclaims beneficial ownership.
(5) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. ("Price Associates") has advised Transport America that these securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc. which owns 590,000 shares, representing 7.1% of the shares outstanding) to which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6) Includes 18,750 shares owned by spouse, as to which Mr. Meyers disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to Transport America pursuant to Section 16 of the 1934 Act, Transport America believes all of such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 1999, except that late Forms 4 were filed for option exercises in fiscal 1999 by Messrs. Aronson, Meyers, Stone and Vandercook.


                                    AUDITORS

         KPMG LLP, independent certified public accountants, were the auditors for Transport America for fiscal 1999. The Audit Committee will consider the selection of auditors for fiscal 2000 after the Annual Meeting of Shareholders and currently expects to recommend KPMG LLP. A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. Transport America's Annual Meeting of Shareholders for the fiscal year ending December 31, 2000 is expected to be held on or about May 18, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about April 9, 2001. Shareholder proposals prepared in accordance with the proxy rules must be received by Transport America on or before December 13, 2000. In addition, if Transport America receives notice of a separate shareholder proposal after February 25, 2001, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-

5(e) and the persons named as proxies solicited by the Board of Directors of Transport America for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.


                          METHOD OF PROXY SOLICITATION

         The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by Transport America. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of Transport America by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. Transport America will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


                                  OTHER MATTERS

         The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of Transport America.

         The Annual Report of Transport America for the past fiscal year is enclosed herewith and contains Transport America's Consolidated Financial Statements for the fiscal year ended December 31, 1999. A copy of Form 10-K, the Annual Report filed by Transport America with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from Transport America, at the address noted on the first page of this Proxy Statement.

                                       By Order of the Board of Directors,

                                       /s/ Rosalyn A. Hennen

                                       Rosalyn A. Hennen
                                       SECRETARY

                                                                        APPENDIX

                     TRANSPORT CORPORATION OF AMERICA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2000
                                   12:00 NOON

                        DECATHLON HOTEL AND ATHLETIC CLUB
                              1700 EAST 79TH STREET
                             BLOOMINGTON, MINNESOTA







TRANSPORT CORPORATION OF AMERICA, INC.
1769 YANKEE DOODLE ROAD, EAGAN, MN 55121                                   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2000 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of Transport Corporation of America, Inc. you hold will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint William D. Slattery and Kenneth J. Roering, or either of them, as proxies with full power of substitution, to vote all shares of stock of Transport Corporation of America, Inc. of record in the name of the undersigned at the close of business on March 30, 2000 at the Annual Meeting of Shareholders and all adjournments.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]





              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of directors: 01 Robert J. Meyers        04 Michael J. Paxton    [ ] Vote FOR          [ ] Vote WITHHELD
                           02 Anton J. Christianson   05 William D. Slattery      all nominees          from all nominees
                           03 Kenneth J. Roering                                  (except as marked)

                                                                               _________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       |                                         |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      |_________________________________________|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL ONE
AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Change? Mark Box  [ ]
Indicate changes below:
                                                                                  Date ____________________________

                                                                               _________________________________________
                                                                              |                                         |
                                                                              |                                         |
                                                                              |_________________________________________|

                                                                              Signature(s) in Box
                                                                              Please sign exactly as your name(s) appear on
                                                                              Proxy. If held in joint tenancy, all persons
                                                                              must sign. Trustees, administrators, etc.,
                                                                              should include title and authority.
                                                                              Corporations should provide full name of
                                                                              corporation and title of authorized officer
                                                                              signing the proxy.